Exhibit 10.23

PROMISSORY NOTE

$2,272,596.23	February 24, 2022

1. PROMISE TO PAY. FOR VALUE RECEIVED, the undersigned Set Jet, LLC, a Nevada limited liability company with an address of 15011 North 75th Street, Scottsdale, Arizona 85260 (the “Company” or “Maker”) promises to pay to Blue Sky Services, an Oregon limited liability company, with an address of 701 North 44th Street, Phoenix, Arizona 85008 (“Holder”), or its registered assigns, in lawful money of the United States of America the principal sum of Two Million Two Hundred Seventy-Two Thousand Five Hundred Ninety-Six and 23/100 Dollars ($2,272,596.23) or such lesser amount as shall equal the then outstanding principal amount hereof (the “Principal Balance”).

a. Interest or other Considerations. No interest shall be charged to Maker under this Promissory Note. However, Maker understands and acknowledges that Holder has delivered invoices to Maker equaling the Principal Balance pursuant to the terms of those certain Aircraft Service Agreements between Maker and Holder (collectively, the “Service Agreements”). All outstanding amounts due to Holder under the Service Agreements will be subject to, and Maker will be liable for, any and all late fees and financing charges provided for in the Service Agreements.

b. Maturity. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder or pursuant to the Service Agreements, shall be due and payable on the earlier of (hereinafter the “Maturity Date”): (i) May 31, 2022; (ii) when, upon the occurrence and during the continuance of an Event of Default, such amounts are declared due and payable by Holder or made automatically due and payable; or (iii) when, upon the occurrence of a Change in Control, such amounts are declared due and payable by Holder, in each case, in accordance with the terms hereof.

c. Prepayment. Provided Maker is not in default in the performance of the terms of this Note, Maker may at any time, and from time to time, repay the interest and principal outstanding hereunder in whole or in part without penalty subject to the conditions set forth herein or in the Service Agreements. Such prepayment shall be made in lawful money of the United States of America in federal or other immediately available funds to the address provided hereinabove or at such other place as the Holder hereof may designate from time to time. Any partial repayment or prepayment of the interest and principal shall be in an amount not less than $100,000.00 or higher. All such prepayments shall be applied first toward accrued late fees and financing charges under the Service Agreements, and then to the outstanding principal, in the inverse order of maturity.

2. SECURITY FOR NOTE. As is more particularly set forth in that certain Security and Pledge Agreement of even date herewith (the “Security Agreement”), the indebtedness evidenced by this Note is secured by any and all reserve funds being held by Fiserv in Merchant Account Number: 517939030403638, with a current balance as of the date of this Note of $1,212,143.00, which is held in the name of Maker. As more fully set forth in the Security Agreement, Maker hereby pledges, conveys and/or assigns in favor of Holder, a beneficial interest in as much of the reserve funds as needed to pay in full Maker’s obligations under this Promissory Note. This pledge hereby directs Fiserv to deliver by wire transfer said funds directly to Holder upon the occurrence of an Event of Default under this Promissory Note and/or the Security Agreement.

3. MAXIMUM LAWFUL RATE. It is the intent of the parties to comply with the applicable usury law of the State of California or any other applicable usury law (“Applicable Usury Law”). Accordingly, it is agreed that, notwithstanding any provisions to the contrary in this Promissory Note, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall this Promissory Note or such documents require the payment or permit the collection of interest in excess of the maximum contract rate permitted by the Applicable Usury Law. If (a) any such excess of interest otherwise would be contracted for, charged or received from Borrower or otherwise in connection with this Promissory Note, or (b) the maturity of the indebtedness evidenced by this Promissory Note is accelerated in whole or in part, or (c) all or part of the principal or interest of this Promissory Note shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received in connection with this Promissory Note, would exceed the maximum contract rate permitted by Applicable Usury Law, then in any such event: (1) the provisions of this paragraph shall govern and control; (2) neither Borrower nor any other person or entity now or hereafter liable for the payment hereof will be obligated to pay the amount of such interest to the extent that it is in excess of the maximum contract rate permitted by the Applicable Usury Law; (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount hereof or refunded to Borrower, at the Lender’s option; and (4) the effective rate of interest will be automatically reduced to the maximum amount of interest permitted by the Applicable Usury Law. It is further agreed, without limiting the generality of the foregoing, that to the extent permitted by the Applicable Usury Law: (x) all calculations of the rate of interest which are made for the purpose of determining whether such rate would exceed the maximum contract rate permitted by the Applicable Usury Law shall be made by amortizing, prorating, allocating and spreading during the period of the full stated term of this Promissory Note all interest at any time contracted for, charged or received from Borrower or otherwise in connection with this Promissory Note; and (y) if the effective rate of interest under this Promissory Note should at any time exceed the maximum contract rate allowed under the Applicable Usury Law, such excess interest that would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law shall be paid to Lender from time to time, if and when the effective interest rate under this Promissory Note otherwise falls below the maximum amount permitted by the Applicable Usury Law, to the extent that interest paid to the date of calculation does not exceed the maximum contract rate permitted by the Applicable Usury Law, until the entire amount of interest which would have otherwise been collected had there been no ceiling imposed by the Applicable Usury Law has been paid in full. Borrower further agrees that should the maximum contract rate permitted by the Applicable Usury Law be increased because of a change in law, such increases shall apply to all indebtedness evidenced hereby regardless of when incurred; but, again to the extent not prohibited by the Applicable Usury Law, should the maximum contract rate permitted by the Applicable Usury Law be decreased because of a change in the law, such decreases shall not apply to the indebtedness evidenced hereby regardless of when incurred.

4. EVENTS OF DEFAULT. Maker shall be in default of this Note upon the happening of any of the following events or conditions (each an “Event of Default”), namely: (i) if the entire outstanding Principal Balance and accrued interest is not paid within five (5) business days following the Maturity Date; or (ii) any breach of any covenant, warranty, liability or any other obligation contained or referred to this Promissory Note or in the Security Agreement, whether now existing or hereafter arising, which is not cured within the applicable cure period (if any). Holder shall provide Maker with a written Notice of Default and Maker shall have no less than three (3) business days to cure any such default.

5. ACCELERATION. After the occurrence of an Event of Default, as set forth herein, then the entire amount of the unpaid Principal Balance, irrespective of the Maturity Date specified herein, together with the then accrued interest thereon (including any late fees and financing charges under the Service Agreements), shall, at the election of Holder, immediately become due and payable.

6. WAIVER. The rights and remedies of Holder as provided in this Promissory Note and any other documents now or hereafter executed to secure repayment of this Promissory Note shall be cumulative and concurrent, and may be pursued singly, successively, or together against Maker, any guarantor hereof and any other funds, property or security held by Maker for the payment hereof or otherwise at the sole discretion of Holder. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release of said rights or remedies or of the rights to exercise them at any later time.

7. NOTICE. Any notice to Maker provided for in this Promissory Note shall be given by mailing such notice by certified mail, addressed to Maker at the address listed below, or to such other address as Maker may designate by notice to Holder. Any notice to Holder shall be given by mailing such notice by certified mail, return receipt requested, to Holder at the address stated in the first paragraph of this Promissory Note, or at such other address as may have been designated by notice to Maker.

8. ATTORNEYS’ FEES. Maker, guarantors and all persons liable or that become liable on this Promissory Note agree to pay all costs of collection when incurred, including actual attorneys’ fees and all costs of suit or other proceedings of collection, in case the unpaid Principal Balance, or any payment of interest thereon (including any late fees and financing charges under the Service Agreements), is not paid when due, and all expenses incurred by Holder to protect the security for the indebtedness evidenced by this Promissory Note, should it become necessary to do so, and for all costs related to the foreclosure by Holder either judicially or through power of sale under the rights granted under the Security Agreement, whether through courts of original jurisdiction, courts of appellate jurisdiction, through bankruptcy court or in other legal proceedings. No extension of time for the payment of this Promissory Note made by agreement with any person now or hereafter liable for the payment of this Promissory Note shall operate to release, discharge, modify, change or affect the original liability under this Promissory Note, either in whole or in part, of any of the undersigned not a party to such agreement.

9. SUCCESSORS AND ASSIGNS; NON-ASSUMABILITY OF NOTE. Whenever used herein, the words “Maker” and “Holder” shall be deemed to include their respective heirs, personal representatives, successors and assigns, if any. This Promissory Note shall be non-assignable and non-assumable, unless Holder in its sole discretion and without any obligation whatsoever to do so, gives its prior written approval. Any attempted assignment and assumption of this Promissory Note without such approval shall constitute an Event of Default.

10. PURPOSE OF LOAN. Maker’ use of the loan funds was and/or is solely for business purposes related to and arising under the Service Agreement, and not for consumer or personal use. Upon payment in full of the Maker’s obligations hereunder there shall be no further obligations between the Maker and Holder, except for any ongoing obligations of Maker arising under the Service Agreements and other agreements now existing or entered into hereafter by and between Maker and Holder. Nothing in this Promissory Note or in any of the existing agreements entered into by and between Maker and Holder including, but not limited to, the Service Agreements, is intended to create any partnership or joint venture between the parties.

11. JURISDICTION AND VENUE. Without limiting the right of Holder to bring any action or proceeding against Maker or against any property of Maker (an “Action”) arising out of or relating to this Promissory Note or any indebtedness evidenced hereby or under the Security Agreement in the courts of other jurisdictions, Maker hereby irrevocably submits to the jurisdiction, process and venue of any Arizona state or federal court sitting in Phoenix, Arizona, and hereby irrevocably agrees that any Action may be heard and determined in such Arizona state court or in such federal court. Maker hereby irrevocably waives, to the fullest extent Maker may effectively do so, the defenses of lack of jurisdiction over any person, inconvenient forum or improper venue, to the maintenance of any Action in any jurisdiction.

12. APPLICABLE LAW. THIS PROMISSORY NOTE HAS BEEN DELIVERED TO HOLDER AND ACCEPTED BY HOLDER IN THE STATE OF ARIZONA. THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES.

13. WAIVER OF JURY TRIAL. MAKER AND HOLDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN MAKER AND HOLDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS PROMISSORY NOTE OR ANY OTHER AGREEMENTS, DOCUMENTS OR INSTRUMENTS EXECUTED OR DELIVERED IN CONNECTION WITH OR OTHERWISE RELATING TO, THE INDEBTEDNESS EVIDENCED HEREBY. MAKER ACKNOWLEDGES THAT THIS IS A WAIVER OF A LEGAL RIGHT AND REPRESENTS TO HOLDER THAT THIS WAIVER IS MADE KNOWINGLY AND VOLUNTARILY AFTER CONSULTATION WITH COUNSEL OF MAKER’S CHOICE.

14. AUTHORITY OF PERSONS EXECUTING NOTE. Maker, and the persons executing this Promissory Note on Maker’s behalf, each warrant and represent that such persons have full right, power and authority to do so, and that this Promissory Note constitutes a valid and binding obligation enforceable against Maker in accordance with its terms, and that no other person, entity, or party is required to sign, approve, or consent to, this Promissory Note.

IN WITNESS WHEREOF, the parties have executed this Promissory Note as of the day and year first above written.

MAKER:

Set Jet, LLC, a Nevada limited liability company

By:	/s/ Thomas P. Smith
Thomas P. Smith, Manager

5